Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 333-173917) pertaining to the Materion Corporation Retirement Savings Plan of our report dated June 26, 2026, with respect to the financial statements and related schedule of the Materion Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) as of December 31, 2025 and 2024 and for the year ended December 31, 2025.

/s/ Meaden & Moore, Ltd.

Cleveland, Ohio
June 26, 2026

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